Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 333-41925 and Registration Statement No. 333-49189 of Synthetic Industries, Inc. on Form S-8 of our report dated November 20, 1998, appearing in this Annual Report on Form 10-K of Synthetic Industries, Inc. for the year ended September 30, 1998.

Deloitte & Touche LLP
New York, New York

August 5, 1999